EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Employee Stock Purchase Plan of 360 Communications Company of our report dated February 26, 1997, with respect to the consolidated financial statements and schedule of 360 Communications Company and Subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                                       Ernst & Young LLP



Chicago, Illinois
March 26, 1997